Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-3 of Roadzen Inc. of our audit report dated July 01, 2024 of our audit on the consolidated financial statements of Roadzen Inc. as of March 31, 2024 and March 31, 2023 and for each of the two years ended March 31, 2024 and March 31, 2023.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

ASA & Associates LLP

Gurugram, India

February 20, 2025